UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 E. Putnam Ave, Suite 378, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 742-3095

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Capital Market
Redeemable warrants, with 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00	SDSTW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 11, 2026, Stardust Power Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for the last 30 consecutive business days, from July 30, 2026 through September 10, 2026, the Company no longer satisfies the requirement of Nasdaq Listing Rule 5550(a)(2) that listed securities maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2026, on April 24, 2026, the Company received a letter from Nasdaq notifying the Company that it no longer satisfied the minimum $35,000,000 market value of listed securities requirement set forth in Nasdaq Listing Rule 5550(b)(2), and the Company has until October 21, 2026, to regain compliance with that requirement.

The Notice has no immediate effect on the listing of the Common Stock, and the Common Stock continues to trade on The Nasdaq Capital Market under the symbol “SDST.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a compliance period of 180 calendar days, or until March 10, 2027, to regain compliance with the Minimum Bid Price Requirement. If, at any time during this compliance period, the closing bid price of the Common Stock is at least $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide the Company with written confirmation of compliance with respect to the Minimum Bid Price Requirement, and the matter will be closed. The Notice also provides that, if the Company chooses to implement a reverse stock split to regain compliance, it must complete the split no later than ten business days prior to March 10, 2027.

If the Company does not regain compliance with the Minimum Bid Price Requirement by March 10, 2027, the Company may be eligible for an additional compliance period of 180 calendar days. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the Minimum Bid Price Requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If it appears to Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that the Common Stock is subject to delisting. In that event, the Company may appeal the delisting determination to a Nasdaq Hearings Panel.

The Company intends to continue to actively monitor the bid price of its Common Stock and the minimum market value of listed securities and will consider options available to the Company to achieve compliance with the Nasdaq listing rules.

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with the other listing standards for The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2026	STARDUST POWER INC.

/s/ Roshan Pujari
Roshan Pujari
Chief Executive Officer